UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 21, 2007
SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-25033	63-1201350
(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)
(205) 327-1400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     On or about June 25, 2007, Superior Bancorp will call for redemption all of the Trust Preferred Securities issued by its wholly owned unconsolidated subsidiary trust TBC Capital Statutory Trust III (the “Trust”), in the aggregate outstanding principal amount of approximately $16 million. The Trust Preferred Securities will be redeemed at a redemption price equal to 106.15% of par, plus accrued interest through the redemption date, on July 25, 2007. Accordingly, the total amount paid to holders of the Trust Preferred Securities will be approximately $17.72 million, including accrued but unpaid interest. The Trust Preferred Securities were scheduled to mature July 25, 2031.
     The redemption of the Preferred Securities is a result of the concurrent redemption by Superior Bancorp of its 6-month LIBOR plus 3.75% junior subordinated debentures due July 25, 2031, all of which are held by the Trust. The Trust is required to use the proceeds it receives from the redemption of the debentures to redeem on the same day and at the same redemption price all of the outstanding securities of the Trust.
     Superior Bancorp expects to incur a charge to earnings of approximately $925,000, net of tax, or $0.02 per common share, in the third quarter of 2007 in connection with the early redemption of the Trust Preferred Securities. This charge includes the early redemption premium and the impairment of unamortized debt issuance costs relating to the debentures.
Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.
     On June 21, 2007, Superior Bancorp issued a press release announcing that its Board of Directors had approved a stock repurchase plan authorizing the purchase by Superior Bancorp of up to 1,000,000 shares of its common stock beginning on or after August 2, 2007. In addition, the press release announced that the Board had authorized the redemption of Trust Preferred Securities described under Item 2.04 above, and that Superior Bancorp expected to issue up to $22,000,000 in aggregate principal amount of new trust preferred securities in a private placement upon terms to be negotiated. A copy of the press release is attached as Exhibit 99.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d)      Exhibits

Exhibit 99	Press Release of Superior Bancorp dated June 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: June 21, 2007	By:	/s/C. STANLEY BAILEY

C. Stanley Bailey Chairman and Chief Executive Officer